Exhibit 99.1
Procore Announces Second Quarter 2023 Financial Results
CARPINTERIA, CA – August 2, 2023 -- Procore Technologies, Inc. (NYSE: PCOR), a leading global provider of construction management software, today announced financial results for the second quarter ended June 30, 2023.
“I’m proud of the results we delivered this quarter as we continued to work toward our vision of improving the lives of everyone in construction,” said Tooey Courtemanche, founder, president and CEO of Procore. “We’re delivering solutions that help the construction industry find valuable efficiencies in an uncertain environment. I am excited to showcase what digital and cultural transformation means for the industry at large at Groundbreak 2023.”
“Although the demand environment remains challenging, we delivered solid results in the second quarter, highlighted by continued growth on the topline and improving operating leverage,” said Howard Fu, CFO of Procore. “Looking ahead, we remain focused on our pursuit of efficient growth and are on track to reach positive and sustainable free cash flow this year. We look forward to sharing more at our upcoming Investor Day.”
Second Quarter 2023 Financial Highlights:
•Revenue was $229 million, an increase of 33% year-over-year.
•GAAP gross margin was 81% and non-GAAP gross margin was 85%.
•GAAP operating margin was (26%) and non-GAAP operating margin was (1%).
•Operating cash outflow for the second quarter was $12 million.
•Free cash outflow for the second quarter was $24 million.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Recent Business Highlights:
•Added 615 net new organic customers in the second quarter, ending with a total of 15,704 organic customers.
•Achieved a gross revenue retention rate of 94% in the second quarter.
•In the G2 2023 Summer Report, Procore maintained its #1 ranking across 11 categories, including construction project management, jobsite management, bid management, construction estimating, construction accounting, and more.
•Announced partnership with The B1M, a leading construction video channel, to raise awareness about mental health in the construction industry through a global campaign, "Get Construction Talking."
Third Quarter and Full Year 2023 Outlook:
Procore is providing the following guidance for the third quarter and full year 2023:
•Third Quarter 2023 Outlook:
◦Revenue is expected to be in the range of $232 million to $234 million, representing year-over-year growth of 24% to 26%.
◦Non-GAAP operating margin is expected to be in the range of (6%) to (5%).
•Full Year 2023 Outlook:
◦Revenue is expected to be in the range of $921 million to $924 million, representing year-over-year growth of 28%.
◦Non-GAAP operating margin is expected to be in the range of (4.5%) to (4%).
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Procore’s future GAAP financial results.
Quarterly Conference Call
Procore Technologies, Inc. will hold a conference call to discuss its second quarter results at 2:00 p.m., Pacific Time, on Wednesday, August 2, 2023. A live audio webcast will be accessible on Procore's investor relations website at http://investors.procore.com.
September 20, 2023 Investor Day
Procore Technologies, Inc. will host its 2023 Investor Day on Wednesday, September 20, 2023 from 9:00 a.m. to 12:00 p.m., Central Time. The event will be held in-person in conjunction with Groundbreak 2023, Procore’s leading construction technology conference, taking place at the McCormick Place Conference Center in Chicago, Illinois.

A live webcast of the event will begin at 9:00 a.m., Central Time, on September 20, 2023. Interested parties can access the webcast by registering here: https://app.webinar.net/5Xd6zoWzNLJ. A replay of the webcast will also be made available on Procore's investor relations website at http://investors.procore.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Procore and its industry that involve substantial risks and uncertainties. All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern Procore’s expectations, strategy, plans, or intentions.
Procore has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that Procore believes may affect its business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors that could cause results to differ materially from Procore’s current expectations, including, but not limited to, our expectations regarding our financial performance (including revenues, expenses, and margins, and our ability to achieve or maintain future profitability), our ability to effectively manage our growth, anticipated performance, trends, growth rates, and challenges in our business and in the market in which we operate or anticipate entering into, economic and industry trends (in particular, the rate of adoption of construction management software and digitization of the construction industry, inflation, and challenging geopolitical conditions), our ability to attract new customers and retain and increase sales to existing customers, our ability to expand internationally, the effects of increased competition in our markets and our ability to compete effectively, our estimated total addressable market, and as set forth in Procore’s filings with the Securities and Exchange Commission. You should not place undue reliance on Procore’s forward-looking statements. Procore assumes no obligation to update any forward-looking statements to reflect events or circumstances that exist or change after the date on which they were made, except as required by law.
Non-GAAP Financial Measures
Procore believes that the use of certain non-GAAP financial measures as described below, when taken collectively, is helpful to investors because it provides consistency and comparability with past financial performance, and may assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles, or GAAP.

Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Loss from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income (Loss), and Non-GAAP Net Income (Loss) per Share: Procore defines these non-GAAP financial measures as the respective GAAP measures, excluding stock-based compensation expense, amortization of acquired intangible assets, employer payroll tax related to employee stock transactions, acquisition-related expenses, and the income tax effect of non-GAAP items. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenue. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP loss from operations by total revenue. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Non-GAAP diluted earnings per share is computed by giving effect to all potential weighted average dilutive common stock equivalents outstanding for the period, including options to purchase common stock, restricted stock units, and shares to be issued pursuant to the employee stock purchase plan. The dilutive effect of outstanding awards is reflected in non-GAAP diluted earnings per share by application of the treasury stock method.
Stock-based compensation expense includes the net effects of capitalization and amortization of stock-based compensation expense related to capitalized software and cloud-computing arrangement implementation costs. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Procore believes non-GAAP measures that adjust for the amortization of acquired intangible assets provide investors a consistent basis for comparison across accounting periods. The amount of employer payroll tax-related items on employee stock transactions is dependent on restricted stock unit settlements, option exercises, related stock price, and other factors that are beyond Procore’s control and that do not correlate to the operation of the business. When evaluating the performance of its business and making operating plans, Procore does not consider these items (for example, when considering the impact of equity award grants, the company places a greater emphasis on overall stockholder dilution than the accounting charges associated with such grants). Additionally, acquisition-related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. Procore believes that the exclusion of acquisition-related expenses provides for a useful comparison of our operating results to prior periods and to its peer companies, which commonly exclude these expenses. Income tax benefits relate to the release of a portion of our valuation allowance as a result of deferred tax liabilities recorded related to available sources of income to realize our deferred tax assets. We exclude the income tax effect associated with certain of our non-GAAP financial measures because we believe that excluding this provides meaningful supplemental information regarding our operational performance. Overall, Procore believes it is useful to exclude these expenses in order to better understand the long-term performance of its core business and to facilitate comparison of its results period-over-period and to those of peer companies. All of these non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Procore's own operating results over different periods of time.
Non-GAAP financial measures may not provide information that is directly comparable to information provided by other companies in Procore's industry, as other companies in the industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on Procore's reported financial results. Further, stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in Procore's business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Procore's business.

Free Cash Flow: Procore defines free cash flow as net cash (used in) provided by operating activities, less purchases of property and equipment and capitalized software development costs. Procore believes free cash flow is an important liquidity measure of the cash (if any) that is available, after our operating activities and capital expenditures. Procore uses free cash flow in conjunction with traditional GAAP measures to assess its liquidity and evaluate the effectiveness of its business strategies. Once Procore’s business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.
Other Metrics
Customer Count: The aforementioned customer count excludes customers acquired from Levelset and Esticom that have not yet been renewed onto standard Procore annual contracts. Remaining Levelset and Esticom legacy customers will be included in our customer metrics once they are renewed onto standard Procore annual contracts or upon integration of the sales process.
About Procore
Procore Technologies, Inc. (NYSE: PCOR) creates software for people who build the world. With a focus on providing timely and accurate data for all, Procore transforms the construction industry one project at a time - from hospitals and skyscrapers to airports and stadiums. Beyond its connected, innovative technology, Procore empowers the industry and its communities through Procore.org. For more information, visit www.procore.com.
Media Contact
Raelle Alfaro
press@procore.com
Investor Contact
Matthew Puljiz
ir@procore.com

Procore Technologies, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(in thousands, except share and per share amounts)
Revenue	$228,536	$172,205	$442,062	$331,721
Cost of revenue(1)(2)(3)	42,304	36,735	82,506	70,067
Gross profit	186,232	135,470	359,556	261,654
Operating expenses
Sales and marketing(1)(2)(3)(4)	125,362	103,283	242,725	197,198
Research and development(1)(2)(3)(4)	73,216	63,822	153,252	124,076
General and administrative(1)(3)(4)	46,383	40,667	91,571	83,819
Total operating expenses	244,961	207,772	487,548	405,093
Loss from operations	(58,729)	(72,302)	(127,992)	(143,439)
Interest income	4,943	678	9,891	753
Interest expense	(491)	(567)	(987)	(1,133)
Accretion income, net	2,031	—	3,663	—
Other expense, net	(313)	(890)	(523)	(347)
Loss before provision for income taxes	(52,559)	(73,081)	(115,948)	(144,166)
Provision for income taxes	322	42	380	376
Net loss	$(52,881)	$(73,123)	$(116,328)	$(144,542)
Net loss per share attributable to common stockholders, basic and diluted	$(0.37)	$(0.54)	$(0.83)	$(1.07)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	141,238,489	135,927,677	140,446,873	135,232,404

(1)Includes stock-based compensation expense and amortization of capitalized stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(in thousands)
Cost of revenue	$2,880	$2,046	$5,376	$3,504
Sales and marketing	14,470	12,572	27,574	22,868
Research and development	16,270	13,144	36,051	26,152
General and administrative	9,909	6,133	20,384	18,580
Total stock-based compensation expense*	$43,529	$33,895	$89,385	$71,104

*Includes amortization of capitalized stock-based compensation of $1.0 million and $2.0 million, respectively, for the three and six months ended June 30, 2023 which was initially capitalized as capitalized software and cloud-computing arrangement implementation costs.
(2)Includes amortization of acquired intangible assets as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(in thousands)
Cost of revenue	$5,493	$5,654	$10,986	$11,308
Sales and marketing	3,106	3,106	6,213	6,212
Research and development	675	895	1,409	1,797
Total amortization of acquired intangible assets	$9,274	$9,655	$18,608	$19,317
(3)Includes employer payroll tax on employee stock transactions as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(in thousands)
Cost of revenue	$139	$68	$306	$149
Sales and marketing	618	317	1,617	925
Research and development	891	523	2,247	1,550
General and administrative	503	182	1,135	727
Total employer payroll tax on employee stock transactions	$2,151	$1,090	$5,305	$3,351
(4)Includes acquisition-related expenses as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(in thousands)
Sales and marketing	$548	$208	$1,454	$415
Research and development	204	1,090	6,188	2,191
General and administrative	—	1,081	—	2,119
Total acquisition-related expenses	$752	$2,379	$7,642	$4,725

Procore Technologies, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	June 30, 2023	December 31, 2022

	(in thousands)
Assets
Current assets
Cash and cash equivalents	$312,518	$296,712
Marketable securities	290,445	285,493
Accounts receivable, net	125,577	148,683
Contract cost asset, current	25,655	23,600
Prepaid expenses and other current assets	43,711	44,731
Total current assets	797,906	799,219
Capitalized software development costs, net	70,397	58,577
Property and equipment, net	37,121	39,193
Right of use assets - finance leases	35,681	37,026
Right of use assets - operating leases	40,223	41,934
Contract cost asset, non-current	42,112	40,477
Intangible assets, net	144,517	162,953
Goodwill	539,355	539,128
Other assets	18,640	21,903
Total assets	$1,725,952	$1,740,410
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$15,539	$14,282
Accrued expenses	60,090	99,182
Deferred revenue, current	416,788	396,535
Other current liabilities	27,468	21,639
Total current liabilities	519,885	531,638
Deferred revenue, non-current	5,145	5,278
Finance lease liabilities, non-current	44,574	45,578
Operating lease liabilities, non-current	35,630	38,087
Other liabilities, non-current	4,283	3,049
Total liabilities	609,517	623,630
Stockholders’ equity
Common stock	14	14
Additional paid-in capital	2,183,893	2,068,225
Accumulated other comprehensive loss	(2,001)	(2,316)
Accumulated deficit	(1,065,471)	(949,143)
Total stockholders’ equity	1,116,435	1,116,780
Total liabilities and stockholders’ equity	$1,725,952	$1,740,410

Remaining performance obligation:
The following table presents our current and non-current RPO at the end of each period:

	June 30,		Change
	2023	2022	Dollar	Percent

	(dollars in thousands)
Remaining performance obligations
Current	$622,639	$469,341	$153,298	33%
Non-current	226,877	184,593	42,284	23%
Total remaining performance obligations	$849,516	$653,934	$195,582	30%

Procore Technologies, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(in thousands)
Operating activities
Net loss	$(52,881)	$(73,123)	$(116,328)	$(144,542)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Stock-based compensation	42,487	33,895	87,425	71,104
Depreciation and amortization	17,336	15,403	34,210	30,550
Accretion of discounts on marketable debt securities, net	(2,030)	—	(3,662)	—
Abandonment of long-lived assets	94	887	535	887
Noncash operating lease expense	2,604	2,652	5,232	4,808
Unrealized foreign currency loss, net	149	832	557	355
Deferred income taxes	3	(286)	5	(638)
Provision for credit losses	2,004	740	3,730	642
Increase (decrease) in fair value of strategic investments	43	(81)	6	(81)
Changes in operating assets and liabilities
Accounts receivable	(19,371)	(10,116)	23,577	24,357
Deferred contract cost assets	(3,170)	(3,295)	(3,630)	(7,361)
Prepaid expenses and other assets	(2,847)	59	1,701	(5,116)
Accounts payable	(3,499)	5,587	1,149	5,926
Accrued expenses and other liabilities	(2,929)	(4,552)	(31,110)	(8,909)
Deferred revenue	13,093	6,932	19,582	15,706
Operating lease liabilities	(2,760)	(2,489)	(5,381)	(4,359)
Net cash (used in) provided by operating activities	(11,674)	(26,955)	17,598	(16,671)
Investing activities
Purchases of property and equipment	(2,521)	(1,908)	(4,694)	(9,433)
Capitalized software development costs	(9,400)	(8,620)	(17,351)	(16,252)
Purchases of strategic investments	(294)	(689)	(442)	(3,018)
Purchases of marketable securities	(139,286)	—	(229,282)	—
Maturities of marketable securities	118,817	—	222,726	—
Sales of marketable securities	5,452	—	5,452	—
Originations of materials financing	(7,931)	(9,259)	(17,007)	(9,259)
Customer repayments of materials financing	7,638	6,261	12,996	6,261
Settlement of post-close working capital adjustments from business combinations	—	—	—	1,291
Net cash used in investing activities	(27,525)	(14,215)	(27,602)	(30,410)
Financing activities
Proceeds from stock option exercises	7,217	7,697	10,939	14,604
Proceeds from employee stock purchase plan	13,006	11,513	13,006	11,513
Payments of deferred offering costs	—	(270)	—	(270)
Principal payments under finance lease agreements, net of proceeds from lease incentives	(520)	(479)	(930)	(844)
Net cash provided by financing activities	19,703	18,461	23,015	25,003
Net increase in cash, cash equivalents and restricted cash	(19,496)	(22,709)	13,011	(22,078)
Effect of exchange rate changes on cash	(55)	(981)	(309)	(806)
Cash, cash equivalents and restricted cash, beginning of period	332,068	590,018	299,816	589,212
Cash, cash equivalents and restricted cash, end of period	$312,517	$566,328	$312,518	$566,328

Procore Technologies, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
Reconciliation of gross profit and gross margin to non-GAAP gross profit and non-GAAP gross margin:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(dollars in thousands)
Revenue	$228,536	$172,205	$442,062	$331,721
Gross profit	186,232	135,470	359,556	261,654
Stock-based compensation expense	2,880	2,046	5,376	3,504
Amortization of acquired technology intangible assets	5,493	5,654	10,986	11,308
Employer payroll tax on employee stock transactions	139	68	306	149
Non-GAAP gross profit	$194,744	$143,238	$376,224	$276,615
Gross margin	81%	79%	81%	79%
Non-GAAP gross margin	85%	83%	85%	83%

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(dollars in thousands)
Revenue	$228,536	$172,205	$442,062	$331,721
GAAP sales and marketing	125,362	103,283	242,725	197,198
Stock-based compensation expense	(14,470)	(12,572)	(27,574)	(22,868)
Amortization of acquired intangible assets	(3,106)	(3,106)	(6,213)	(6,212)
Employer payroll tax on employee stock transactions	(618)	(317)	(1,617)	(925)
Acquisition-related expenses	(548)	(208)	(1,454)	(415)
Non-GAAP sales and marketing	$106,620	$87,080	$205,867	$166,778
GAAP sales and marketing as a percentage of revenue	55%	60%	55%	59%
Non-GAAP sales and marketing as a percentage of revenue	47%	51%	47%	50%

GAAP research and development	$73,216	$63,822	$153,252	$124,076
Stock-based compensation expense	(16,270)	(13,144)	(36,051)	(26,152)
Amortization of acquired intangible assets	(675)	(895)	(1,409)	(1,797)
Employer payroll tax on employee stock transactions	(891)	(523)	(2,247)	(1,550)
Acquisition-related expenses	(204)	(1,090)	(6,188)	(2,191)
Non-GAAP research and development	$55,176	$48,170	$107,357	$92,386
GAAP research and development as a percentage of revenue	32%	37%	35%	37%
Non-GAAP research and development as a percentage of revenue	24%	28%	24%	28%

GAAP general and administrative	$46,383	$40,667	$91,571	$83,819
Stock-based compensation expense	(9,909)	(6,133)	(20,384)	(18,580)
Employer payroll tax on employee stock transactions	(503)	(182)	(1,135)	(727)
Acquisition-related expenses	—	(1,081)	—	(2,119)
Non-GAAP general and administrative	$35,971	$33,271	$70,052	$62,393
GAAP general and administrative as a percentage of revenue	20%	24%	21%	25%
Non-GAAP general and administrative as a percentage of revenue	16%	19%	16%	19%

Reconciliation of loss from operations and operating margin to non-GAAP loss from operations and non-GAAP operating margin:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(dollars in thousands)
Revenue	$228,536	$172,205	$442,062	$331,721
Loss from operations	(58,729)	(72,302)	(127,992)	(143,439)
Stock-based compensation expense	43,529	33,895	89,385	71,104
Amortization of acquired intangible assets	9,274	9,655	18,608	19,317
Employer payroll tax on employee stock transactions	2,151	1,090	5,305	3,351
Acquisition-related expenses	752	2,379	7,642	4,725
Non-GAAP loss from operations	$(3,023)	$(25,283)	$(7,052)	$(44,942)
Operating margin	(26%)	(42%)	(29%)	(43%)
Non-GAAP operating margin	(1%)	(15%)	(2%)	(14%)
Reconciliation of net loss and net loss per share to non-GAAP net income (loss) and non-GAAP net income (loss) per share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(in thousands, except share and per share amounts)
Revenue	$228,536	$172,205	$442,062	$331,721
Net loss	(52,881)	(73,123)	(116,328)	(144,542)
Stock-based compensation expense	43,529	33,895	89,385	71,104
Amortization of acquired intangible assets	9,274	9,655	18,608	19,317
Employer payroll tax on employee stock transactions	2,151	1,090	5,305	3,351
Acquisition-related expenses	752	2,379	7,642	4,725
Income tax effect of non-GAAP items	—	110	—	110
Non-GAAP net income (loss)	$2,825	$(25,994)	$4,612	$(45,935)

Numerator:
Non-GAAP net income (loss)	$2,825	$(25,994)	$4,612	$(45,935)

Denominator:
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic	141,238,489	135,927,677	140,446,873	135,232,404
Effect of dilutive securities: Employee stock awards	6,117,368	—	6,537,556	—
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	147,355,857	135,927,677	146,984,429	135,232,404

GAAP net loss per share, basic	$(0.37)	$(0.54)	$(0.83)	$(1.07)
GAAP net loss per share, diluted	$(0.37)	$(0.54)	$(0.83)	$(1.07)
Non-GAAP net income (loss) per share, basic	$0.02	$(0.19)	$0.03	$(0.34)
Non-GAAP net income (loss) per share, diluted	$0.02	$(0.19)	$0.03	$(0.34)

Computation of free cash flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(in thousands)
Net cash (used in) provided by operating activities	$(11,674)	$(26,955)	$17,598	$(16,671)
Purchases of property, plant, and equipment	(2,521)	(1,908)	(4,694)	(9,433)
Capitalized software development costs	(9,400)	(8,620)	(17,351)	(16,252)
Non-GAAP free cash flow	$(23,595)	$(37,483)	$(4,447)	$(42,356)